Exhibit 23.4

[Letterhead of Moose Mountain Member Corp.]

CONSENT OF MOOSE MOUNTAIN MEMBER CORP.

The undersigned, Moose Mountain Member Corp., hereby states as follows:

Our firm is the corporate successor to GR Technical Services Ltd., which assisted with a technical study, completed in 2006 (the “2006 Review”) concerning mineralized material in the Amayapampa property, for Vista Gold Corp. (the “Company”), portions of which are summarized under the caption “Item 2. Properties — Amayapampa — Geology” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 (the “Form 10-K”) which in turn is incorporated by reference in this Registration Statement on Form S-8 (this “Registration Statement”), to be filed with the United States Securities and Exchange Commission.

We hereby consent to the incorporation by reference in this Registration Statement of the summary information concerning the 2006 Review, including the reference to GR Technical Services Ltd. included with such information, as set forth above in the Form 10-K.

Moose Mountain Member Corp.

By:	/s/ J.H. Gray P.Eng.
	Name:	James H. Gray
	Title:	President and Principal Engineer

Date: August 13, 2008